Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
Austin	Milan
Beijing	Munich
Boston	New York
Brussels	Orange County
Century City	Paris
Chicago	Riyadh
Dubai	San Diego
Düsseldorf	San Francisco
Frankfurt	Seoul
Hamburg	Silicon Valley
Hong Kong	Singapore
Houston	Tel Aviv
London	Tokyo
Los Angeles	Washington, D.C.
Madrid
December 10, 2024
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
Re:    Registration Statement on Form S-3 (No. 333-282809)
Up to $300,000,000 of shares of common stock, $0.0001 par value per share
To the addressee set forth above:
We have acted as special counsel to Joby Aviation, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance from time to time of shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $300,000,000 (the “Shares”), by the Company pursuant to the equity distribution agreement, dated December 10, 2024 (the “Distribution Agreement”) between the Company and Morgan Stanley & Co. LLC. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2024 (Registration No. 333-282809) (as amended, the “Registration Statement”) and are being offered pursuant to a base prospectus dated October 24, 2024 (the “Base Prospectus”) and a prospectus supplement dated December 10, 2024 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

December 10, 2024 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof upon the completion of all Corporate Proceedings (as defined below) relating to the Shares, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Distribution Agreement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation; and (iii) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the board of directors (the “Board”) of the Company or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Shares pursuant to the Distribution Agreement in accordance with the DGCL, the certificate of incorporation and the bylaws of the Company and certain resolutions of the Board and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated December 10, 2024 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,

/s/ Latham & Watkins LLP